EXHIBIT 4.15

 Offeree No. __________

Spare Backup, Inc.
_____________

Confidential Private Offering Memorandum
_____________

TOTAL OFFERING
$2,000,000
(40 Units)
______________

OFFERING PRICE
$50,000 PER UNIT
______________

Each Unit consists of (i) a $50,000 of 312,500 shares of Spare Backup, Inc. Common stock) and (ii) a Common Stock Purchase Warrant to Purchase 312,500 shares of Common Stock priced at $0.18 (eighteen - cents) per Share.
_____________

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
_____________

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
_____________

The date of this Memorandum is August 4, 2009

RISK FACTORS

THE UNITS OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND ARE, THEREFORE, HIGHLY SPECULATIVE IN NATURE AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  IN ANALYZING THIS OFFERING, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISK FACTORS AND THE SPECULATIVE FACTORS INHERENT IN AND AFFECTING BOTH OUR BUSINESS AND THE VALUE OF OUR SECURITIES.  IN ADDITION TO THE OTHER INFORMATION IN THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE UNITS OFFERED BY THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM.

STATEMENTS CONTAINED IN THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM THAT ARE NOT BASED ON HISTORICAL FACT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ESTIMATE," "ANTICIPATE," "CONTINUE" OR SIMILAR TERMS VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS.  INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH IN THE FOLLOWING RISK FACTORS WHICH CONSTITUTES CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS.

Notwithstanding the information contained in this Confidential Private Offering Memorandum, prospective investors are encouraged to ask questions of our officers and directors and request additional information concerning the Offering and our business.  We will provide prospective investors with answers to their questions and to obtain any additional information to the extent management possesses such information or can acquire it without unreasonable effort or expense.  No federal or state commission, department or agency has made any evaluation, finding, recommendation or endorsement with respect to the securities offered hereby.

We have generated minimal revenues since inception. As a result, our current operations are not an adequate source of cash to fund future operations. To fund our cash requirements, we have relied on private placement issuances of equity and debt financing instruments.

We have only recently begun to focus on commercialization efforts with regard to the products related to our wholly owned subsidiary Spare Backup and there is no guarantee that those efforts including all publicly announce relationships will enable the Company to successfully market those products.

Our pricing model for our products and services is unproven and may be less than anticipated, which may harm gross margins;

We face severe competition from other storage and software companies, many of whom have greater resources than we do, and we may be unable to become a competitive force in our marketplace.

In addition, some of these competitors have a longer operating history than we do and many of them have substantially greater financial and other resources than we do.  As a result, we will likely encounter greater difficulty in implementing our business plans than will our competitors.

Our success is dependent on the performance and retention of our Chief Executive Officer and key employees.

The terms of this offering, including the offering price of the Units and the exercise price of the warrants were arbitrarily determined.

The offering price of the Units, the exercise price of the warrants, and other terms of the Offering were determined by negotiation between us and certain potential investors, and are not necessarily related to our asset value, book value, financial condition or any other recognized indication of value.

There is a $50,000 minimum investment amount in this offering and there is substantial risk that we will be unable to raise the full offering amount which will limit our ability to execute our business plan.

Because Management expects to continue to incur net loses, we may not be able to implement our business strategy and the price of our stock may decline.

Management has substantial discretion over the use of funds raised in this offering and investors will have no voice in the application of proceeds.

The report of the Company's independent registered public accounting firm on our financial statements for the year ended December 31, 2007 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our net losses and cash used in operations.  Please look at all SEC filings.

The Units and their component securities are not registered under federal securities laws and resale of such securities will be restricted in accordance with applicable law.

The Offering is being made pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation D and Rule 144A under the Act, solely to accredited investors (as such term is defined in the Act and Regulation D thereunder and qualified institutional buyers (as such term is defined in Regulation 144A under the Act).  Neither the Units, nor the shares of common stock underlying the warrants included in the Units, have been registered under the Act, and may be deemed "restricted securities" as such term is defined in the Act.  As such, the resale of any of such securities may not be made without registration under the Act or the existence of an exemption from such registration requirement.  No assurance can be given as to if or when such securities will be registered for resale by the investors.  Accordingly, investors in the Units must be prepared to bear the economic risk of investment for an indefinite period of time.

Our business is capital intensive, particularly with respect to advertising and marketing, and our lack of revenues and profits may make our obtaining additional capital more difficult.

Our operations are capital intensive and our growth will consume a substantial portion of our available working capital.  Therefore, depending upon the timing and rate at which we are able to generate revenues from operations, we may require additional capital in order to fund our operations.  Unless we are able to generate sufficient revenues to sustain and grow operations, we will require additional funding in order to remain viable.  Our current lack of significant revenues or profitable operations may cause us difficulty in raising additional financing if we require it.  We cannot predict whether additional financing will be available to us on acceptable terms.

Our inability to timely complete product and technology development may hurt us.

We have not yet completed development and testing of certain proposed products and proposed enhancements to our systems, some of which are still in the planning stage or in relatively early stages of development. Our success will depend in part upon our ability to fund and complete product development to permit their timely introduction into the marketplace. We will be required to commit considerable time, effort and resources to complete development of our proposed products and product enhancements, however, our product development efforts are subject to all of the risks inherent in the development of new products and technology, including unanticipated delays, expenses and difficulties, as well as the possible insufficiency of funding to complete development.

Our product development efforts may not be successfully completed. In addition, our proposed products may not satisfactorily perform the functions for which they are designed, they may not meet applicable price or performance objectives and unanticipated technical or other problems may occur which result in increased costs or material delays in development.  Despite testing by us and by current and potential end users, problems may be found in new products after the commencement of commercial shipments, resulting in loss of, or delay in, market acceptance.

It is not possible to foresee all risks which may affect us.  Moreover, we cannot predict whether we will successfully effectuate our current business plan.  Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the Units and should take into consideration when making such analysis, among others, the Risk Factors discussed above as well as to review of public filings with the Securities and Exchange Commission available at www.sec.gov.

Terms of the Offering

Issuer:	Spare Backup, Inc. (OTCBB:) SPBU

Securities Offered:	The Company is offering up to a maximum of $2,000,000 worth of common stock with a 10% overallotment option. The Company has the right to increase the offering by 100%.

Offering Period:	August 4 2009 through September 4, 2009 unless extended by the Company.

Description of Units:	The Company will offer units for investment. Units totaling up to a maximum of $2,000,000 USD consisting of (i) 312,500 shares of common stock, and (ii) warrants to purchase 312,500 shares of common stock at a purchase price of $0.18 per share for a period of three years following the final closing date of the offering period .

Minimum Investment:	The minimum subscription is for $50,000 (USD) or one Unit, however, the Company reserves the right to accept subscriptions for a fractional Unit.

Description of Securities:
The Company will offer the securities in Units. Each Unit will cost $50,000. The Company will offer up to a maximum of 40 units. Each Unit will consist of:
  312,500 shares of Spare Backup, Inc. common stock.
  A Warrant to purchase 312,500 shares of common stock exercisable at a purchase price of $0.18 per share for a period of three years following the final closing date of the offering period.

Investor Warrants:
  For each unit an investor will receive warrants to purchase 312,500 shares of common stock exercisable at a purchase price of $0.18 per share for a period of three years following the final closing date of the offering period.

Listing:	Spare Backup, Inc. is listed on the OTCBB under the symbol SPBU.

Registration Rights:	Spare Backup, Inc. agrees to extend registration rights for all of the shares of Common Stock and warrants received as part of this offering, and use its “best efforts” after the closing to file a registration statement. This registration statement shall cover the resale of the shares of all Common Stock as well as the underlying Investor Warrants. In the event that Spare Backup completes the raise of any additional monies prior to filing a registration statement for the securities in this offering with the Securities Exchange Commission, Spare Backup agrees to offer the same registration rights and securities pricing to the investor if either is more favorable to the investor.

Placement Agent	The Units will be offered and sold by the Company. The Company has not enlisted the services of a placement agent.

Investor Suitability:	Investment in these Units involves a significant amount of risk. Accordingly, an investment in the Units is suitable only for persons of adequate financial means who have no need for substantial liquidity with respect to their investment and who are capable of suffering a loss of their entire investment in any amount of Units purchased. Any person should not purchase the Units unless he or she meets the following suitability requirements. The prospective investor is an “accredited investor” as defined in Regulation D promulgated under the Act or is otherwise a qualified investor as determined by the Company based on the circumstances of the investor and the amount of the subscription the investor intends to make.

Company Representations And Warrantees	See Exhibit B.

Additional Information
Potential investors interested in obtaining more information on Spare Backup, Inc. are urged to review the Company’s public filings with the Securities and Exchange Commission available at www.sec.gov.

Confidential Private Offering memorandum
and
Subscription Agreement
_____________

We are offering for sale a maximum of 40 units (the “Units”) for $50,000 per Unit, to accredited investors only.  Each Unit consists of 312,500 shares of Spare Backup, Inc. common stock, par value $0.001 per share (“Common Stock”), and a Common Stock Purchase Warrant (the “Warrants”) to purchase 312,500 shares of Common Stock exercisable at $0.18 for a period of 3 years.

The minimum investment is one Unit.  Partial Units may be offered and sold at the discretion of the Company.

The Units are being offered by Spare Backup, Inc. The purchase price is payable in cash upon subscription.  All proceeds received by us from subscribers for the Units offered hereby will be deposited directly into an account maintained by us, and shall be immediately available for our use.

This offering shall continue until September 4, 2009 (the “Termination Date”).  However the company has the right to extend it by 30 days at there own discretion.

We will update this Confidential Private Placement Memorandum (“Memorandum”) from time to time to disclose material events affecting us.

In order to subscribe for the Units, a prospective investor must deliver the following items to our Placement Agent: (i) A fully executed copy of this Subscription Agreement with all open lines completed, dated and signed; (ii) a fully executed copy of the Purchasers Questionnaire attached hereto, with all open lines completed, dated and signed; and (iii) the Purchase Price by cash, wire transfer, certified check or money order payable to the order of Spare Backup, Inc.

1.             Subscription.

Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the undersigned hereby offers to purchase ____ Units for a total purchase price of $______________ (# of Units multiplied by 50,000) (the “Purchase Price”).  The minimum subscription is one Unit ($50,000).  In the sole discretion of the Company subscriptions for less than the minimum investment may be accepted.

2.             Conditions to Offer.

The offering is made subject to the following conditions:  (i) that the Company shall have the right to accept or reject this Offer, in whole or in part, for any reason whatsoever; and (ii) that the undersigned agrees to comply with the terms of this Subscription Agreement and to execute and deliver any and all further documents necessary to complete the transaction.

Acceptance of this Offer shall be deemed given by the countersigning of this Subscription Agreement on our behalf.

3.             Representations and Warranties of the Undersigned.

The undersigned, in order to induce us to accept this Offer, hereby warrants and represents as follows:

(A)           The undersigned has sufficient liquid assets to sustain a loss of the undersigned's entire investment.

(B)           The undersigned is either an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act, or a non-accredited investors who is a sophisticated investor and who either alone or with his/her purchaser representatives has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment.  In general, an "Accredited Investor" is deemed to be an institution with assets in excess of $5,000,000 or an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with his/her spouse.

(C)           We have not made any other representations or warranties to the undersigned with respect to Spare Backup, Inc. or rendered any investment advice.

(D)           The undersigned has ___ or has not ___ (please check the appropriate box) authorized any person or institution to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Act) in connection with this transaction.  The undersigned has such knowledge and experience in financial, investment and business matters that the undersigned is capable of evaluating the merits and risks of the prospective investment in the Units.  The undersigned has consulted with such independent legal counsel or other advisers as the undersigned has deemed appropriate to assist the undersigned in evaluating the proposed investment in the Units.

(E)           The undersigned represents that the undersigned (i) has adequate means of providing for the undersigned's current financial needs and possible personal contingencies and has no need for liquidity of investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time as required; and (b) sustain a complete loss of the entire amount of the subscription; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

(F)           The undersigned has been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent the undersigned considers appropriate in order to permit the undersigned to evaluate the merits and risks of an investment in the Company.  It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business.

(G)           The undersigned further acknowledges that this offering has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

(H)           The Units being subscribed for are being acquired solely for the account of the undersigned for personal investment and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded.  By such representation, the undersigned means that no other person has a beneficial interest in the Units, and that no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid to the Company in connection therewith.  The undersigned does not intend to dispose of all or any part of the securities underlying the Units except in compliance with the provisions of the Act and applicable state securities laws, and understands that the securities underlying the Units are being offered pursuant to a specific exemption under the provisions of the Act, which exemption(s) depends, among other things, upon the compliance with the provisions of the Act.

(I)           The undersigned acknowledges that he has not been provided with any offering literature or other documentation on the Company other than this Memorandum and Subscription Agreement.

(J)           The undersigned hereby agrees that the Company may insert the following or similar legend on the face of the certificates evidencing the Common Stock issued as part of the Units and upon any certificates representing shares of Common Stock underlying the Common Stock Purchase Warrants, if required in compliance with the Securities Act or state securities laws:

"These securities have not been registered under the Securities Act of 1933, as amended ("Act"), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that an exemption from registration under the act and any applicable state securities laws is available."

The undersigned certifies that each of the foregoing representations and warranties set forth in subsections (A) through (J) inclusive of this Section 3 are true as of the date hereof and shall survive such date.

The undersigned certifies that each of the foregoing representations and warranties set forth in subsections (A) through (J) inclusive of this Section 3 are true as of the date hereof and shall survive such date.

4.             Indemnification.

The undersigned understands that the securities acquired as a result of the subscription right provided in Section 1 hereof are being offered without registration under the Act and applicable state securities laws and in reliance upon the exemption for transactions by the Company not involving any public offering; that the availability of such exemption is, in part, dependent upon the truthfulness and accuracy of the representations made by the undersigned herein; that the Company will rely on such representations in accepting any subscriptions for the Units and that the Company may take such steps as it considers reasonable to verify the accuracy and truthfulness of such representations in advance of accepting or rejecting the undersigned's subscription.  The undersigned agrees to indemnify and hold harmless the Company against any damage, loss, expense or cost, including reasonable attorneys' fees, sustained as a result of any misstatement or omission on the undersigned's part.

5.             FOR CALIFORNIA RESIDENTS ONLY:

EACH CALIFORNIA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11) (A) (5) OF THE CALIFORNIA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THE SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER.  WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON.  TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS MEMORANDUM INDICATING HIS INTENTION TO WITHDRAW.

SUCH LETTER OR TELEGRAM SHOULD BE SET AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY.  IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED.  IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

FOR RESIDENTS OF ALL STATES:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

6.             No Waiver.

Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not thereby or in any manner waive any rights granted to the undersigned under federal or state securities laws.

7.             Revocation.

The undersigned agrees that the undersigned shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder other than as set forth under Section 5 above, and that this Subscription Agreement shall survive the death or disability of the undersigned.

8.             Termination of Subscription Agreement.

If the Company elects to cancel this Subscription Agreement, provided that it returns to the undersigned, without interest and without deduction, all sums paid by the undersigned, this offer shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.

9.             Miscellaneous.

(A)           All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at the undersigned's address set forth below and to Spare Backup, Inc., 72757 Fred Waring Drive, Palm Desert, California 92260.

(B)           This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(C)           The provisions of this Subscription Agreement shall survive the execution thereof.

(D)           This Subscription Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.  The parties further: (i) agree that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement shall be instituted exclusively in any Federal or State court of competent jurisdiction within the County of Broward, State of California, (ii) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the County of Broward, State of California in any such suit, action or proceeding.  The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a Federal or State court of competent jurisdiction within the County of Broward, State of California, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

10.           Certification.

The undersigned certifies that the undersigned has read this entire Subscription Agreement and that every statement on the undersigned's part made and set forth herein is true and complete.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date his signature has been subscribed and sworn to below.

The Units are to be issued in (check one box):	___________________________ Print Name of Investor

____ individual name	___________________________ Print Name of Joint Investor (if applicable)

____ joint tenants with rights of survivorship	___________________________ Signature of Investor

____ tenants in the entirety	___________________________ Signature of Joint Investor

____ corporation (an officer must sign)	___________________________ Address of Investor

____ partnership (all general partners must sign)

Accepted as of the ___ day of ______________, 2009

SPARE BACKUP, INC.

By:	______________________
Cery Perle, CEO

Purchaser Questionnaire

The information contained herein is being furnished to the Company in order that it may determine whether offers of subscriptions for the Units may be made to the undersigned.  I understand that (a) the Company will rely on the information contained herein for purposes of such determination, (b) the securities underlying the Units will not be registered under the Act in reliance upon the exemptions from registration afforded under the Act, (c) the securities underlying the Units will not be registered under the securities laws of any state in reliance upon similar exemptions, and (d) this questionnaire is not an offer to purchase the Units in any case where such offer would not be legally permitted.

Information contained in this questionnaire will be kept confidential by the Company and its agents, employees or representatives.  I understand, however, that the Company may have the need to present it to such parties as it deems advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

In accordance with the foregoing, the following representations and information are hereby made and furnished:

Please answer all questions.  If the answer is "none" or "not applicable," please so state.

INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR IF INDIVIDUAL (NOT A CORPORATION OR LEGAL ENTITY):

1.	Name: _______________________________________ Age: ______ Social Security Number: _________________ No. of Dependents: _____ Marital Status: ______________________________ Citizenship: _____

2.
Residence Address and Telephone Number:
________________________________________________________
________________________________________________________
________________________________________________________

3.	State in which you: Are licensed to drive? ________________________________ Are registered to vote?________________________________ File income tax returns? _______________________________

4.	Employer and Position: ______________________________________ ________________________________________________________ ________________________________________________________

5.	Business Address and Telephone Number: ______________________ ________________________________________________________ ________________________________________________________

6
Business or professional education and the degrees received are as follows:

School                                  Degree                             Year Received
________________________________________________________
________________________________________________________
________________________________________________________
________________________________________________________
________________________________________________________
________________________________________________________

7.	(a) Individual income during 2006: (exclusive of spouse's income)	___$ 50,000 - $100,000 ___$100,000 - $200,000 ___over $200,000

	(b) Individual income during 2007: (exclusive of spouse's income)	___$ 50,000 - $100,000 ___$100,000 - $200,000 ___over $200,000

	(c) Estimated income during 2008: (exclusive of spouse's income)	___$ 50,000 - $100,000 ___$100,000 - $200,000 ___over $200,000

	(d) Joint income, with spouse, during 2006:	___ $100,000 - $300,000 ___ over $300,000

	(e) Joint income, with spouse, during 2007:	___ $100,000 - $300,000 ___ over $300,000

	(f) Estimated joint income, with spouse, for 2008:	___ $100,000 - $300,000 ___ over $300,000

8.	Estimated net worth (may include joint net worth with spouse)	___ under $1,000,000 ___ over $1,000,000

9.
Are you involved in any litigation, which, if an adverse decision occurred, would materially affect your financial condition?   Yes ___ No ___  If yes, please provide details:
________________________________________________________
________________________________________________________
________________________________________________________
________________________________________________________

10
Do you consider yourself to be an experienced and sophisticated investor or are you advised by a qualified investment advisor, all as required under the various securities laws and regulations: Yes ___ No ___

11.	Do you understand the full nature and risk of an investment in the Units, and can you afford the complete loss of your entire investment. Yes ___ No ___

12.	Are you able to bear the economic risk of an investment in the Units for an indefinite period of time and do you understand that an investment in the Units is illiquid. Yes ___ No ___

13.
Do you further understand that you will be required to agree not to dispose of the securities underlying the Units except in compliance with Rule 144 under the Act or pursuant to the registration statement filed by the company any other conditions contained in the accompanying Subscription Agreement.
Yes ___No ___

14.	Have you participated in other private placements of securities? Yes ___ No ___

15.	Have read the public releases of company and financial fillings? Yes___ No___

I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Company as follows:

(i)
The answers to the above questions are complete and correct and may be relied upon by the Company whether the offering in which I propose to participate is exempt from registration under the Act and the securities laws of certain states;

(ii)	I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of an interest in the Company; and

(iii)
I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment; I am able to bear the economic risk of the investment and currently could afford a complete loss of such investment.

IN WITNESS WHEREOF, I have executed this Purchaser Questionnaire this _____ day of __________________, 2009, and declare that it is truthful and correct to the best of my knowledge.

___________________________________
Signature of Prospective Investor

___________________________________
Signature of Prospective Investor (Joint Investor)

INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR IF CORPORATION OR LEGAL ENTITY:

1.	Name : ____________________________________________________ Tax ID #: __________________________________________________

2.
Corporation or Entity Address and Telephone Number:
__________________________________________________________
__________________________________________________________
__________________________________________________________

3.	State in which : Is Incorporated or Registered? ______________________________ File tax returns? _________________________________________

4.	Total Assets if a corporation or entity: ____ Under $5,000,000 ____ Over $5,000,000

5.	Does the corporation/entity understand the full nature and risk of an investment in the Units, and can you afford the complete loss of your entire investment. Yes ___ No ___

6.
Is the corporation/entity able to bear the economic risk of an investment in the Units for an indefinite period of time and do you understand that an investment in the Units is illiquid.
Yes ___ No ___

7.
Do you further understand that the corporation/entity will be required to agree not to dispose of the securities underlying the Units except in compliance with Rule 144 under the Act or any other conditions contained in the accompanying Subscription Agreement.
Yes ___ No ___

8.	Has the corporation/entity participated in other private placements of securities. Yes ___ No ___

I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Company as follows:

(i)
The answers to the above questions are complete and correct and may be relied upon by the Company whether the offering in which I propose to participate is exempt from registration under the Act and the securities laws of certain states;

(ii)	I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of an interest in the Company; and

(iii)
The Corporation/Entity has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment; I am able to bear the economic risk of the investment and currently could afford a complete loss of such investment.

IN WITNESS WHEREOF, I have executed this Purchaser Questionnaire this ____ day of __________________, 2009, and declare that it is truthful and correct to the best of my knowledge.

________________________________________
Signature of Prospective Investor (Must be Officer)

___________________________________

Exhibit B

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents and warrants to the Investor, as of the date hereof, the Initial Closing Date and each Subsequent Closing Date, that:

(a)           The Company has been validly formed and is legally existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to conduct its business as currently conducted, and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing could not reasonably be expected to have a material adverse effect on the business and financial condition of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).  As of the date hereof, the Company does not have, directly or indirectly, any subsidiaries other than as disclosed in the Company’s filings with the SEC (collectively, the “Subsidiaries”).  Each Subsidiary has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its properties and to conduct its business and is duly qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing could not reasonably be expected to have a Material Adverse Effect.

(b)           Except for the Subsidiaries and as otherwise disclosed in its public filings, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.  All of the issued and outstanding capital stock of each Subsidiary is owned by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (each, a “Lien”), and has been duly authorized and validly issued, and is non-assessable.

(c)           The current authorized capital stock of the Company 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of blank check preferred stock, par value $0.001 per share, of which 50,000 shares have been designated as Series A Preferred Stock.  The Company has received the required stockholder votes by virtue of proxy approving the authorized capital to be increased to 300,000,000 shares of common stock.  As of the date hereof  not more than 175,000,000 shares of Common Stock are issued and outstanding or reserved for issuance for any derivative instruments outstanding, and all such shares of capital stock (including the Securities issued in the Placement) are, as the case may be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  The Shares and the Warrant Shares have been duly reserved, and when issued in accordance with the terms of the Placement, will be validly issued, fully paid and nonassessable and not subject to preemptive or any other similar rights and no personal liability will attach to the ownership thereof.  The outstanding options, warrants and other convertible securities of the Company are as set forth in the Memorandum and the Company’s filings with the SEC (collectively, the “Company Documents”).  The issuance of the Securities or the consummation of the Placement will not trigger any resetting or re-pricing of any debt or equity security instrument of the Company or any Subsidiary.

(d)           Neither the Memorandum, the Subscription Documents nor any of Company Documents contain any untrue statement of a material fact, and the Company Documents will not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, except that the Company shall have no liability for any information provided to the Company in writing by, and relating to, the Placement Agent, for use in and used in the Memorandum.  It is understood that any summary in the Memorandum of a document which appears therein in full (either as signed or substantially in the form to be signed) does not constitute an untrue or misleading statement merely because it is a summary; provided, however, that any such summary may not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.  If, at any time before the Placement is completed or terminated or before all subscriptions are accepted by the Company, there should be any change which would cause the Company Documents not to comply with this Section 7(d), the Company will promptly advise the Investor thereof and make any necessary corrective filings with the SEC and prepare and furnish the Placement Agent with such copies of such supplements or amendments to the Memorandum and the Subscription Documents as will cause the Memorandum and the Subscription Documents, as so supplemented or amended, to comply with this Section 7(d), and will make to Investors, if deemed necessary by counsel to the Company, an offer of rescission.

(e)           Neither the Company nor any Subsidiary is in: (i) violation of its certificate or articles of incorporation, by-laws or other organizational documents, (ii) default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clause (ii) above) for any Lien disclosed in the Memorandum and the exhibits thereto and except, in the cases of (ii) and (iii), where such defaults or violations do not, individually or in the aggregate, have a Material Adverse Effect.

(f)           The execution, delivery and performance of this Agreement, all Company Documents, the Subscription Documents, the Warrants and all other documents to be entered into by the Company in connection with any transaction described in the Memorandum or in connection with the Placement, and the consummation of the transactions contemplated hereby and thereby, have been or will be prior to such execution, delivery, performance or consummation, as the case may be, duly and validly authorized by the Company and do not and will not: (i) constitute, or result in, a breach or violation of any of the terms, provisions or conditions of the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries, (ii) constitute, or result in, a material violation of any applicable statute, law, ordinance or regulation of any state, territory or other jurisdiction, or (iii) violate, constitute, or result in, a default under (or an event which with the passing of time or the giving of notice or both would constitute a default under) or breach of the terms, provisions or conditions of any material indenture, note, contract, commitment, instrument or document to which the Company or any of its Subsidiaries is or will be a party or by which the Company, any of its Subsidiaries or any of their respective properties are bound, or any award, judgment, decree, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or their respective activities or properties except, in the cases of (ii) and (iii), where such defaults or violations do not, individually or in the aggregate, have a Material Adverse Effect.

(g)           This Agreement, the Subscription Documents, the Warrants and all other documents to be entered into by the Company in connection with any transaction described in the Memorandum or in connection with the Placement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except insofar as enforcement of the indemnification or contribution provisions hereof may be limited by applicable laws or principles of public policy and except further as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors’ rights generally.

(h)           The Company has never declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock.

(i)            Except as disclosed in the Company Documents, since December 31, 2007, there has been no material adverse change (or any development involving a prospective material adverse change), whether or not arising from transactions in the ordinary course of business, in or affecting: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and each Subsidiary, taken as a whole; (ii) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (iii) the Placement or consummation of any of the other transactions contemplated by this Agreement.  Since the date of the latest balance sheet presented in or attached to the Memorandum, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or un-matured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Memorandum and the exhibits thereto.

(j)            The financial statements, including the notes thereto, and the supporting schedules included in the Memorandum and in the Company Documents present fairly, in all material respects and as of the dates indicated and for the periods specified the financial position and the cash flows and results of operations of the Company and the Subsidiaries.  Except as otherwise stated in the Memorandum and in the Company Documents, such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Memorandum and the Company Documents present fairly the information required to be stated therein.  The other financial and statistical information included in the Memorandum and the Company Documents present fairly the information included therein in all material respects.

(k)           Sherb & Co., LLP, whose report is included or attached to the Memorandum, are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.

(l)            The statistical, industry-related and market-related data included in the Memorandum are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(m)           It is advised and accepted that all public fillings have been read and party has no questions with regards to them.

(n)           No consent, approval, authorization or order of any court or governmental or regulatory agency or body or any individual or entity is required on the part of the Company or any Subsidiary for the lawful consummation of the transactions contemplated hereby and thereby.

(o)           Each of the Company and the Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all applicable judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as disclosed in the Memorandum, except where the failure to have any such Consent would not have a Material Adverse Effect.  Each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received written notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.

(p)           Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where the failure to so comply does or would not have a Material Adverse Effect.

(q)           Neither the Company nor any of its directors, officers, employees, agents or representatives (“Company Representatives”) has taken or will take any action which has caused or may cause the Placement not to qualify for exemption from the registration requirements of the Securities Act or of United States federal, state or other securities or other laws.  In connection with the Placement, neither the Company nor the Company Representatives shall offer or cause to be offered the Units by any form of general solicitation or general advertising as defined in Rule 502(c) of Regulation D.  The Company and the Company Representatives have not taken and shall not take any action (except for actions contemplated by the Memorandum) that would cause the Placement to be integrated with other transactions under Rule 502(a) of Regulation D.  Neither the Company nor, to the Company’s knowledge, any of its Affiliates or Company Representatives has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Memorandum.

(r)            Except as disclosed in the Company Documents, and except for such matters that, individually or in the aggregate, would not have a Material Adverse Effect on the business, operations or financial results of the Company and its subsidiaries (either individually or in the aggregate) there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or threatened against or affecting the Company or any of its subsidiaries or involving the properties of the Company which might affect the business, properties or financial condition of the Company or any of its subsidiaries or which might affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement;

(s)           The Company will not offer the Units for sale hereunder on the basis of any communications or documents relating to the Units except the Memorandum and the exhibits thereto and documents described or referred to therein, including the Subscription Documents.

(t)           The Company and the Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of reliable financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(u)           Neither the Company nor any of its Subsidiaries has violated or is currently in violation of any provisions of: (a) any federal or state environmental law, (b) Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, (e) the Foreign Corrupt Practices Act, or (f) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and the rules and regulations promulgated under any such law, or any successor law, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(v)           So long as the Common Stock and the Warrants (including the Common Stock receivable upon the exercise thereof) are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2b under the Exchange Act, provide to each holder of Common Stock and to each prospective purchaser (as designated by such holder) of Common Stock upon the request of such holder or prospective holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

(w)          The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Placement, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not and will not be an entity “controlled” by an “investment company” within the meaning of the 1940 Act.   The Company will: (i) utilize the proceeds of the Placement in accordance with the “Use of Proceeds” section of the Memorandum and (ii) initially utilize the proceeds of the Placement and all other funds of the Company in such a manner so as to cause the Company not to be subject to the 1940 Act, and will thereafter use its best efforts to avoid the Company’s becoming subject to the 1940 Act.

(x)            No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Memorandum or the Company’s filings with the SEC which is not so described.  There are no outstanding loans (except for mortgage loans made in the ordinary course of business), advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Memorandum.

(y)           The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Memorandum or such as do not (individually or in the aggregate) materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries.  Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.  Neither the Company nor any Subsidiary has received any written notice (or, to the Company’s knowledge, any other notice) of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(z)           The Company and each Subsidiary: (i) owns or possesses all rights to use, option and/or license, as the case may be, all patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property (including trade secrets and other unpatented and/or un-patentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Memorandum and (ii) does not believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others, which conflict would have a Material Adverse Effect.  To the best of the Company’s knowledge, all Intellectual Property developed by and belonging to the Company or any Subsidiary (including, without limitation, that which is developed by consultants to the Company or any Subsidiary) which has not been patented has been kept confidential so as, among other things, all such information may be deemed proprietary to the Company.  To the Company’s knowledge, there is no infringement by third parties of any Intellectual Property.  There are no pending or, to the Company’s knowledge, threatened actions, suits, proceedings or claims by others challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property, and there are no facts which would form a reasonable basis for any such claim.  There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any Intellectual Property rights of others, in each case which would be reasonably likely to have a Material Adverse Effect, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(aa)         The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as are customary for similarly-sized public companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect.  There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of its business.

(bb)         Each of the Company and the Subsidiaries has properly prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of, except such as may be contested in good faith, all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return).  No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’ federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate in all material respects to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business.  There is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(cc)          No labor disturbance by the employees of the Company or any Subsidiary currently exists or, to the Company’s knowledge, is likely to occur.

(dd)         No “prohibited transaction” (as defined in either Section 406 of the ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability; each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each employee benefit plan of the Company or any Subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(ee)          Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of their respective employees or agents has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States or any jurisdiction thereof or any foreign jurisdiction.

(ff)           The Company has not offered the Units to any person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (ii) a journalist or publication to write or publish favorable information about the Company, any Subsidiary or its products or services

(gg)          In addition to the foregoing, to the extent not set forth herein, the Investor may rely on the representations and warranties made by the Company in the Subscription Agreement provided by the Company and used in connection with the Placement.